EXHIBIT 10.42

May 24, 2011

Little Properties, L.L.C
609 Summerwood Dr.
Medford, OR  97504

Sirs:

Please consider this notification of our intent to exercise the lease renewal option for TransTech Systems, Inc. as described in Section 1.3 in the Commercial Lease previously executed between TransTech Systems, Inc. and G&L Business Group, L.L.C., term commencing Mar. 3, 2006 and continuing through Feb. 28, 2011 for the property at 12142 Sky Lane N.E., Suite 130, Aurora, OR, 97002, and as directed to do so in writing in Section 1.3 (2) of that same lease.

The new lease term covers the period of March 1, 2011 through February 28, 2016 at the rate of $3,951.07.

Sincerely,

/s/ Jim Gingo

Jim Gingo, President

Cc:
Steve Waddle, Controller, TransTech Systems, Inc.
Ron Erickson, CEO, Visualant, Inc.
Mark Scott, CFO, Visualant, Inc.
Sharon Little, Partner, Little Properties, L.L.C.
Bill Little, Partner, Little Properties, L.L.C.

P.O. Box 2357, Wilsonville, OR 97070                                                                       (503) 682-3292                                          FAX  (503) 682-0166